EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Incyte Genomics, Inc. pertaining to the 1993 Directors’ Stock Option Plan, of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Incyte Genomics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Palo Alto, California
June 27, 2002